Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in Registration Statements No. 333-15689, No. 333-42534 and No. 333-65924 for the Century Aluminum Company 1996 Stock Incentive Plan, Registration Statement No. 333-15671 for the Century Aluminum Company Non-Employee Directors Stock Option Plan, Registration Statement No. 333-07239 for the Century Aluminum Company of West Virginia, Inc. Salaried Employee Defined Contribution Retirement Plan, and Registration Statement No. 333-28827 for the Century Aluminum Company of West Virginia, Inc. United Steelworkers of America Savings Plan (all on Forms S-8) of our reports relating to the financial statements and financial statement schedule of Century Aluminum Company and subsidiaries and management’s report on the effectiveness of internal control over financial reporting dated March 11, 2005, which report on the financial statements expresses an unqualified opinion and includes an explanatory paragraph as to the adoption of Statement of Accounting Standards No. 143 “Accounting for Asset Retirement Obligations,” all appearing in this Annual Report on Form 10-K of Century Aluminum Company for the year ended December 31, 2004.
/s/ Deloitte & Touche LLP
Pittsburgh, Pennsylvania
March 16, 2005

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